UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

February 20, 2004

(Date of earliest

event reported)

Commission File Number	Name of Registrant; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street—37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Item 5. Other Events

The purpose of the Current Report is to file certain financial information regarding Exelon Corporation and Subsidiary Companies. Such financial information is set forth in the exhibits to this Current Report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

23	Consent of the Independent Public Accountants

99-1	Selected Financial Data

99-2	Market for Registrant’s Common Equity and Related Stockholder Matters

99-3	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99-4	Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Robert S. Shapard

Robert S. Shapard

Executive Vice President and Chief Financial Officer

February 20, 2004